Exhibit 99.2

Corporate & financial news release

SCOTT’S LIQUID GOLD ANNOUNCES NEW CREDIT FACILITY WITH UMB

GREENWOOD VILLAGE, COLORADO – July 1, 2020 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced it has entered a new credit facility with UMB Bank in conjunction with the acquisition of the Biz and Dryel laundry brands.

“We are excited about our new relationship and facility with UMB,” said Kevin A. Paprzycki, CFO and Director of Scotts Liquid Gold-Inc.  “UMB demonstrated the capacity and flexibility that Scott’s needed, enabling us to close the Biz and Dryel acquisition during difficult financing markets.  We are excited about entering into a long-term, value creating partnership with UMB.”

Scott’s new credit facility includes a $7 million asset based line of credit, along with a $3 million term loan, with current interest rates of 4.75% and 5.50%, respectively.  The credit facility has a three year term and includes typical covenants.  The UMB credit facility replaces our existing credit facility with JPMorgan Chase Bank, which was terminated in conjunction with the closing. The Company was assisted by Business Capital, a national commercial finance company, throughout the financing process.

An overview presentation on the Biz and Dryel acquisition and its related financing is posted on the Investor Relations Section of the Company’s website at www.slginc.com.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. develops, markets, and sells high-quality, high-value household and personal care products nationally and internationally to mass merchandisers, drugstores, supermarkets, hardware stores, e-commerce retailers, other retail outlets, and to wholesale distributors.  Over the last 65+ years we have developed a reputation for delivering products that consumers know and trust.

Our flagship product, Scott’s Liquid Gold® Wood Care, is a leader in its category and is known for bringing life back to and protecting all types of natural wood surfaces.  Our Kids N Pets® brands are award winning, biodegradable, safe, nontoxic, stain and odor removing products targeted toward households with children and pets.

Scott’s Liquid Gold-Inc. also owns Neoteric Cosmetics, a personal care company with a rich history of offering products that deliver high-quality, proven results that customers expect. Neoteric’s personal care products are embraced and respected by both medical professionals and consumers alike and include brands such as Alpha® Skin Care, Prell®, and Denorex®.  Neoteric Cosmetics is also the proud American specialty channel distributor for Batiste Dry Shampoo.

About UMB

UMB Financial Corporation is an American financial services holding company founded in 1913 as City Center Bank and based in Kansas City, Missouri. It offers complete banking, payment solutions, asset servicing and institutional investment management to customers.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032